ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20100201183-98
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 03/30/2010 11:24 AM
	Entity Number E0141192010-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: PRECISE STRATEGY ACQUISITION CORP. I

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: National Registered Agents Inc. of NV (Name)

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity:

Street Address: | City: | Nevada | Zip Code:

Mailing Address (if different from street address): | City: | Nevada | Zip Code:

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 210,000,000 — Par value per share: $ 0.001 — Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) WEN LIUPING (Name)
RM203, Building 44, Yitian Village (Street Address) | Shenzhen, CHINA (City) | (State) | 518038 (Zip Code)

2) (Name)
(Street Address) | (City) | (State) | (Zip Code)

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be: Any lawful business activity

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

WEN LIUPING (Name) | X Wen Liuping (Incorporator Signature)
RM203, Building 44, Yitian Village (Address) | Shenzhen, CHINA (City) | (State) | 518038 (Zip Code)

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X Kathleen C Garcia, asst sec. (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) | 30/03/2010 (Date)

Schedule "A"
to the Articles of Incorporation of
PRECISE STRATEGY ACQUISITION CORP. I

Item 3. - Authorized Stock: (number of shares corporation is authorized to issue)

210,000,000 shares broken down as follows:

200,000,000 common shares with par value of $0.001, all of which stock shall be entitled to voting power; and

10,000,000 preferred shares with par value of $0.001. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of such class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.